Appendix A to Unified Investment Advisory Agreement

([    ], 2021)

FUND SCHEDULE – LITMAN GREGORY FUNDS TRUST

Fund	Effective Date

• PartnerSelect Equity Fund	April 1, 2013

• PartnerSelect International Fund	April 1, 2013

• PartnerSelect Smaller Companies Fund	April 1, 2013

• PartnerSelect Alternative Strategies Fund	April 1, 2013

• PartnerSelect High Income Alternatives Fund	August 28, 2018

• PartnerSelect SBH Focused Small Value Fund	July 31, 2020

• PartnerSelect Oldfield International Value Fund	October 30, 2020

• iM Dolan McEniry Corporate Bond Fund	[ ], 2021

• iM DBi Managed Futures Strategy ETF	[ ], 2021

• iM DBi Hedge Strategy ETF	[ ], 2021

LITMAN GREGORY FUNDS TRUST, on behalf of its series listed above	LITMAN GREGORY FUND ADVISORS, LLC

By:		By:
Name:	Jeremy L. DeGroot	Name:	John Coughlan
Title:	President	Title:	Chief Operating Officer

Appendix B to Unified Investment Advisory Agreement

([     ], 2021)

FEE SCHEDULE – LITMAN GREGORY FUNDS TRUST

Fund	Fee Rate

• PartnerSelect Equity Fund	1.10% of the Fund’s daily net assets up to $750 million 1.00% of the Fund’s daily net assets in excess of $750 million

• PartnerSelect International Fund	1.10% of the Fund’s daily net assets up to $1 billion 1.00% of the Fund’s daily net assets in excess of $1 billion

• PartnerSelect Smaller Companies Fund	1.14% of the Fund’s daily net assets up to $450 million 1.04% of the Fund’s daily net assets in excess of $450 million

• PartnerSelect Alternative Strategies Fund

1.40% of the Fund’s daily net assets up to $2 billion

1.30% of the Fund’s daily net assets between $2 billion and $3 billion

1.25% of the Fund’s daily net assets between $3 billion and $4 billion

1.20% of the Fund’s daily net assets in excess of $4 billion

• PartnerSelect High Income Alternatives Fund

0.95% of the Fund’s daily net assets up to $1 billion

0.925% of the Fund’s daily net assets between $1 billion and $2 billion

0.90% of the Fund’s daily net assets between $2 billion and $3 billion

0.875% of the Fund’s daily net assets between $3 billion and $4 billion

0.85% of the Fund’s daily net assets in excess of $4 billion

• PartnerSelect SBH Focused Small Value Fund	1.00% of the Fund’s daily net assets

• PartnerSelect Oldfield International Value Fund	0.70% of the Fund’s daily net assets

• iM Dolan McEniry Corporate Bond Fund	0.50% of the Fund’s daily net assets

• iM DBi Managed Futures Strategy ETF	0.85% of the Fund’s daily net assets

• iM DBi Hedge Strategy ETF	0.85% of the Fund’s daily net assets

LITMAN GREGORY FUNDS TRUST, on behalf of its series listed above	LITMAN GREGORY FUND ADVISORS, LLC

By:		By:
Name:	Jeremy L. DeGroot	Name:	John Coughlan
Title:	President	Title:	Chief Operating Officer